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                                                                   EXHIBIT 10.29


                               PROMISSORY NOTE AND
                           WARRANT PURCHASE AGREEMENT



             THIS PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT (the "Agreement") is made as of March 9, 2000, among Discovery Partners International, Inc., a California corporation (the "Company"), and each of the investors listed on Exhibit A attached hereto (each individually, an "Investor" and collectively, the "Investors").

                                    RECITALS

             WHEREAS, each Investor desires to purchase from the Company, and the Company desires to sell and issue to each Investor, a Promissory Note in substantially the same form as Exhibit B attached hereto (each, a "Note" and collectively, the "Notes") in the principal amount set forth opposite each Investor's name on Exhibit A attached hereto under the headings "Principal Amount of Notes"; and

             WHEREAS, each Investor desires to purchase from the Company, and the Company desires to sell and issue to each Investor, Warrants in substantially the same form as Exhibit C attached hereto and on the terms and conditions set forth herein (each, a "Warrant" and collectively, the "Warrants"), such Warrants to purchase that number of shares of the Company's capital stock ("Exercise Stock") as determined pursuant to the terms and conditions of this Agreement and the Warrants.

             NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

        1. Purchase and Sale of Notes and Warrants.

             1.1 Purchase and Sale of Notes and Warrants. Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Investor, severally and not jointly, at the Closing (a) a Note in substantially the same form as attached hereto as Exhibit B, in the principal amount set forth opposite that Investor's name on Exhibit A attached hereto under the heading "Principal Amount of Notes" at a price equal to 100% of the principal amount thereof, up to an aggregate amount of $2,000,000.00 and (b) Warrants to purchase such variable number of shares of Exercise Stock as set forth by the terms of this Agreement and of each Warrant in substantially the same form as attached hereto as Exhibit C.

             1.2 Closing.

                    (a) The purchase and sale of the Notes and the Warrants shall occur at the offices of Brobeck, Phleger & Harrison LLP, 550 West C Street, Suite 1300, San Diego, California, at 10:00 a.m. on March 9, 2000, or at such other time and place as the Company and


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Investors acquiring more than half the aggregate principal amount of the Notes sold pursuant hereto shall mutually agree in writing (the "Closing").

                    (b) At the Closing, the Company shall deliver to each Investor the Note and Warrant that such Investor is purchasing against payment by check or wire transfer of the Principal Amount of Notes set forth, across from each Investor's name on attached Exhibit A.

             1.3 Allocation of Purchase Price to Warrants. The Company hereby allocates to the Warrants a purchase price of $0.01 for each share of Exercise Stock that each Warrant is exercisable into and such purchase price shall be retained from the interest that accrued on such Investor's Note by the Company at the time such Investor's Note is paid in full.

        2. Representations and Warranties of the Company. The Company hereby represents and warrants to and for the benefit of each Investor, with knowledge that each Investor is relying thereon in entering into this Agreement and purchasing the Notes and the Warrants from the Company, that the following are true and correct:

             2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the operation of its business or properties.

             2.2 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Notes and the Warrants has been taken or will be taken prior to the Closing, and this Agreement, the Notes and the Warrants constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

             2.3 Disclosure. The Company has fully provided each Investor with all the information which such Investor has requested for deciding whether to purchase the Notes and the Warrants and all information which the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement nor any other written statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements in this Agreement or therein not misleading.

        3. Representations and Warranties of the Investors. Each Investor hereby separately and not jointly represents and warrants to and for the benefit of the Company, with knowledge



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that the Company is relying thereon in entering into this Agreement and issuing the Notes and Warrants to such Investor, as follows:

             3.1 Purchase Entirely for Own Account. By each Investor's execution of this Agreement, such Investor hereby confirms that the Notes and Warrants to be received by such Investor, and the capital stock issuable upon exercise of the Warrants (collectively, and also including any further underlying securities, the "Securities") shall be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further-represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. Each Investor represents that it has full power and authority to enter into this Agreement.

             3.2 Investment Experience. Each Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

             3.3 Accredited Investor. Each Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as now in effect.

             3.4 Restricted Securities. Each Investor understands that the Securities it is and shall be purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, each Investor represents that it is familiar with Rule 144 promulgated under the Act, as now in effect, and understands the resale limitations imposed thereby and by the Act.

             3.5 Legends. Each Investor understands that the certificates evidencing the Securities may bear one or all of the following legends:

                    (a) The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state of the United States. The securities evidenced by this certificate may not be offered, sold or transferred for value directly or indirectly, in the absence of such registration under the Act and qualification under applicable state laws, or pursuant to an exemption from registration under the Act and qualification under applicable state laws, the availability of which is to be established to the reasonable satisfaction of the Company.



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                    (b) Any legend required by the laws of the State of
California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

                    (c) A legend giving notice of Section 6.

        4. Restrictions on Disposition. Without in any way limiting the representations set forth in Section 3 above, each Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 4, and in addition thereto, one of the following conditions is satisfied:

             4.1 Securities Registered. There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement.

             4.2 Registration Not Required. Such Investor shall have (i) notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Act.

             4.3 Other Permitted Transfers. The disposition is by an Investor which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants including adopted children or ancestors of such partner or his spouse, if, prior to such transfer, the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Investor hereunder. Notwithstanding any of the foregoing, transferability of the Notes are further restricted by their terms.

        5. California Commissioner of Corporations.

             5.1 Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.



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        6. Market Stand-Off Agreement. During the period of duration (not to exceed 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, each Investor shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to transferees or donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that this Section 6 shall be applicable only to the first such registration statement of the Company pursuant to which Common Stock (or other securities) of the Company are to be sold on its behalf to the public in an underwritten offering, and (b) all officers and directors of the Company enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

        7. General Provisions.

             7.1 Construction. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of California, without giving effect to its conflicts of laws principles.

             7.2 Entire Agreement. This Agreement, together with the agreements and documents referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous negotiations, agreements and understandings.

             7.3 Notices. All payments, notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given at the earlier of (i) the time of actual delivery or (ii) on the third business day following the date deposited with the United States Postal Service, postage prepaid, certified with return receipt requested, to the parties at the following addresses or at such other address as shall be given in writing by a party to the other parties:

                      Investors:            At the address set forth below their
                                            names on Exhibit A attached hereto.

                      The Company:          9640 Towne Centre Drive
                                            San Diego, CA 92121
                                            Attn: President

        7.4 Successors and Assigns. This Agreement, and the rights and obligations of each of the parties hereunder, may not be assigned by any Investor without the prior written consent of the Company. Subject to the foregoing sentence, this Agreement shall inure to the benefit of, and shall be binding upon, the parties and their successors and assigns.



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        7.5 Severability. If any term, covenant or condition of this Agreement is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby and each term, covenant and condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        7.6 Modification. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least fifty-one percent (51%) of the aggregate principal amount of the Notes then outstanding. Any amendment or waiver effected in accordance with this Section 7.6 shall be binding upon all parties to this Agreement, including, without limitation, any Investors who may not have executed such amendment or waiver, and each future holder of any Exercise Stock that the holder of any Warrant is entitled to receive upon the exercise of such Warrant.

        7.7 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to an award of its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

        7.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.






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        IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first written above.

COMPANY:                          DISCOVERY PARTNERS INTERNATIONAL,
                                  INC., a California corporation


                             By:          /s/    Jack Fitzpatrick
                                  -----------------------------------------
                                  Jack Fitzpatrick, Chief Financial Officer


                        Address:  9640 Towne Centre Drive
                                  San Diego, CA 92121


INVESTORS:                        CROSSPOINT VENTURE PARTNERS LS-1997


                                            By:    /s/ Donald B. Milder
                                               ---------------------------------
                                                   General Partner

                        Address: 18552 MacArthur Boulevard, Suite 400 Irvine, CA 92715



















                          [SIGNATURE PAGE TO PROMISSORY
                      NOTE AND WARRANT PURCHASE AGREEMENT]


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                                    EXHIBIT A

                              SCHEDULE OF INVESTORS

                                                              PRINCIPAL AMOUNT
INVESTOR NAME AND ADDRESS                                        OF NOTES
-------------------------                                     ----------------
Crosspoint Venture Partners LS-1997                              $2,000,000
18552 MacArthur Boulevard, Suit 300
Irvine, CA 92715


          Total:                                                 $2,000 000
                                                                 ==========